UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2005

ORTEC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27368	11-3068704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York		10032
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement, and
Item 3.02	Unregistered Sales of Equity Securities

On July 12, 2005 we entered into an agreement with our manufacturing and marketing partner, Cambrex Bio Science Walkersville, Inc. (CBSW) whereby for the six-month period May 1 to October 31, 2005 the $128,750 monthly charges we incur for rental of a production suite used to produce OrCel ® at their Maryland facility will be accrued by them for later conversion into shares of our common stock and warrants. The aggregate accrued charge during the six-month period of $772,500 will be converted at $0.75 per common share, or 1,030,000 shares of common stock. Concurrently with the conversion we will also issue three year warrants to purchase 1,545,000 shares of our common stock at $1.80 per share. Each of these securities will carry certain registration rights. The agreement described above is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
4.1	Warrant.
10.1	Agreement dated July 12, 2005 between Ortec and CBSW.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2005

ORTEC INTERNATIONAL, INC.

By: /s/ Alan W. Schoenbart

Alan W. Schoenbart

Chief Financial Officer